UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/08/2010

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26357

Delaware	13-3904355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

55 Second Street
San Francisco, CA 94105
(Address of principal executive offices, including zip code)

415-348-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On July 8, 2010, LookSmart, Ltd. ("LookSmart" or "the Company") announced preliminary financial results for the fiscal quarter ending June 30, 2010. A copy of LookSmart's press release announcing the preliminary results is attached as Exhibit 99.1 hereto and is incorporated by reference.

The press release attached contains forward-looking statements, such as references to LookSmart's preliminarily expected second quarter 2010 financial results and business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as changes in the Company's financial results for the second quarter 2010 based on the its continued efforts to finish the review of such operating results and the review of such results by the Company's auditors, the possibility that the Company's efforts to control expenses may not be successful, that the Company's efforts to increase revenue and improve gross margin may not succeed, that the Company may be unable to gain or maintain customer acceptance of its publisher solutions or ad backfill products, that existing and potential customers for the Company's products may opt to work with, or favor the products of, others due to more favorable products or pricing terms, that the Company may be limited in its ability or unable to retain and grow its ad and customer base, and that the Company may be limited in its ability or unable to enhance its products or its network of distribution partners. Additional risks that could cause actual results to differ materially from those projected are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1   Text of press release dated July 8, 2010 entitled "LookSmart Reports Preliminary Second Quarter 2010 Results"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: July 09, 2010	By:	/s/ Steve Markowski
Steve Markowski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Text of press release dated July 8, 2010 entitled "LookSmart Reports Preliminary Second Quarter 2010 Results."